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                                                                    EXHIBIT 23.5


                                October 17, 1997



                        CONSENT OF HAND ARENDALL, L.L.C.

         We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement on Form S-1 (No. 333-35523) filed by World Omni Lease Securitization L.P., World Omni LT and Auto Lease Finance L.P. with the Securities and Exchange Commission (the "SEC") on September 12, 1997 and as may be further amended and declared effective by the SEC.

                                       HAND ARENDALL, L.L.C.



                                       By:  /s/ W. Clark Watson
                                            -------------------------------
                                                W. Clark Watson, Member